PricewaterhouseCoopers LLP
Suite 1500
100 E. Wisconsin Ave.
Milwaukee WI 53202
Telephone (414) 212 1600
Facsimile (414) 212 1880


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form N-4 of our report dated February 13, 2004, relating to the financial statements of Sentry Variable Account I, and of our report dated February 18, 2004, relating to the financial statements of Sentry Life Insurance Company of New York, which appear in such Registration Statement. We also consent to the references to us under the headings "Independent Accountants" and "Condensed Financial Information" in such Registration Statement.

[OBJECT OMITTED]

PricewaterhouseCoopers LLP

Milwaukee, Wisconsin
April 26, 2004